THE SECURITIES WHICH ARE THE SUBJECT OF THIS PROMISSORY NOTE CONVERSION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE U.S. AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF U.S. FEDERAL AND STATE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROMISSORY NOTE CONVERSION AGREEMENT

In consideration of the mutual covenants and promises herein contained, Gulf & Orient Steamship Company, Ltd., a Colorado corporation (“Seller” or the “Company”) and Biored, N.V., a Belgian corporation (“Biored” or “Purchaser”) hereby enter into this Promissory Note Conversion Agreement (“Agreement”) on this 31st day of December, 2018, in accordance with the terms and conditions set forth herein.

R E C I T A L S:

A.

On or about June 5, 2018, Biored loaned Five Hundred Thousand U.S. Dollars (USD$500,000) to the Company (the “Loan”), and the Company executed a Loan Agreement and a Promissory Note in favor of Biored.  Michael Vardakis and Vincent Lombardi also executed Pledge Agreements in favor of Biored pledging all of their respective common stock share ownership in the Company as security for the Loan.

B.

The Company has entered into a Share Exchange Agreement with High Sierra Technologies, Inc., a Nevada corporation, a copy of which is attached hereto as Exhibit “A”, pursuant to which, upon a successful closing thereof, High Sierra Technologies, Inc. shall become a wholly-owned subsidiary of the Company, and the Company shall then have issued and outstanding approximately 20,189,642 shares of its common stock (the “High Sierra Acquisition”).

C.

One of the conditions to closing the High Sierra Acquisition, is the conversion, at closing, of all of the principal and accrued interest then owing under the Loan made by Biored to One Million Eight Hundred Thousand (1,800,000) shares of the common stock of the Company.

D.

The Company has offered Biored the opportunity to convert all principal owing and all interest that has accrued, and which will continue to accrue under the Loan until the closing of the High Sierra Acquisition, to One Million Eight Hundred Thousand (1,800,000) shares of the common stock of the Company, which will then represent approximately 8.92% of the issued and outstanding shares of the common stock of the Company.

E.

Biored is willing to convert all principal and accrued interest under the Loan to One Million Eight Hundred Thousand (1,800,000) shares of the common stock of the Company, according to the terms and conditions of this Agreement.

A G R E E M E N T:

1.

Purchase of Gulf & Orient Common Stock through Conversion of the Loan.  Subject to the successful closing of the High Sierra Acquisition according to the terms and conditions of the Share Exchange Agreement referenced above, and simultaneously therewith, Biored hereby converts all principal (USD$500,000) and all accrued interest then owing under the Loan (estimated at approximately USD$14,500) to One Million Eight Hundred Thousand (1,800,000) shares of the common stock of the Company (the “Shares”) for the purchase price of approximately twenty eight and 58/100 U.S. cents per share (USD$0.2858) per Share. The Company shall cause its transfer agent to issue to Biored a stock certificate representing the 1,800,000 Shares promptly after the closing of the High Sierra Acquisition (and simultaneous purchase of Shares pursuant to this Agreement).  Upon the successful closing of the High Sierra Acquisition and the simultaneous purchase of the One Million Eight Hundred Thousand (1,800,000) shares of the common stock of the Company through conversion of all amounts then owing under the Loan, the Promissory Note shall be deemed to be paid in full (through the issuance of the Shares), and the Promissory Note and the related Loan Agreement and Pledge Agreements shall then be null and void.  The original Promissory Note shall be marked “Paid in Full” and surrendered to the Company.

2.

Representations, Warranties and Covenants of Seller. Seller hereby represents, warrants and covenants to Purchaser the following with respect to the Shares being sold by the Seller:

(a)

Seller is authorized to enter into this Agreement and to sell the Shares described above.

(b) The Shares being sold to Purchaser are, and shall be at the time of sale and delivery, free and clear of all security interests, liens, judgments and other encumbrances of any kind.

(c)

The Shares shall be validly issued and outstanding, fully paid and non-assessable, when issued pursuant to this Agreement.

(d)

Seller hereby agrees to indemnify Purchaser, and hold Purchaser harmless from and against any and all liability, damage, cost and expense incurred on account of or arising out of:

(1)

Any material inaccuracy or material default in the declarations, representations, warranties and covenants hereinabove set forth;

(2)

Any action, suit or proceeding based upon the claim that said declarations, representations, warranties or covenants were materially inaccurate or materially misleading or otherwise cause for obtaining damages or redress from the Seller.

4.

Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents, warrants and covenants to Seller the following:

(a)

The Purchaser is a sophisticated investor and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of this investment.  Purchaser is also an accredited investor as defined in SEC Regulation D, Rule 501.

(b)

The Shares are being acquired solely for each Purchaser’s own account, for investment only, and are not being purchased with a view to the resale, distribution, subdivision or fractionalization thereof.

(c)

The Purchaser understands that the Shares have not been registered under the U.S. Securities Act of 1933, as amended, (the “Act”), or any state securities laws, in reliance upon exemptions from securities registration for certain private transactions.  Purchaser understands and agrees that none of the Shares may be resold or otherwise disposed of by him unless the Shares are subsequently registered under the Act and under appropriate state securities laws, or unless sold pursuant to applicable exemptions from registration such as Rule 144 or Regulation S (if available to Purchaser).

(d)

The Purchaser is authorized to enter into this Agreement.

(e)

The Purchaser is familiar with the business and financial condition of the Company, and Purchaser confirms that all documents necessary for Purchaser’s evaluation of this investment, as requested by Purchaser, have been made available to Purchaser.  Purchaser has had access to the periodic reports of the Company filed with the U.S. Securities and Exchange Commission, including the Annual Reports on Form 10-K, the Quarterly Reports filed on Form 10-Q and all Current Reports filed on Form 8-K.

(f)

Purchaser is aware that an investment in the Shares is highly speculative and subject to substantial risks. Purchaser is capable of bearing the high degree of economic risk and the burden of this venture, including, but not limited to, the possibility of the complete loss of the Purchaser’s investment in the Shares and the restricted transferability of the Shares.

(g)

Purchaser hereby agrees to indemnify Seller, and hold Seller harmless from and against any and all liability, damage, cost and expense incurred on account of or arising out of:

(1)

Any material inaccuracy or material default in the declarations, representations, warranties and covenants hereinabove set forth;

(2)

Any action, suit or proceeding based upon the claim that said declarations, representations, warranties or covenants were materially inaccurate or materially misleading or otherwise cause for obtaining damages or redress from the Purchaser.

5.

Miscellaneous.

(a)

Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors, heirs, devisees, transferees and assigns.

(b)

Notices.  Any notice, request, instruction or other document or instrument required or permitted by this Agreement shall be in writing and shall be given to the respective parties and shall be deemed to have been given on the date when such notice, request, instruction or other document or instrument is personally delivered or 48 hours after being sent by facsimile or deposited with an overnight courier prepaid and addressed as follows:

In the case of Seller to:

Gulf & Orient Steamship Company, Ltd.

601 South State Street

Salt Lake City, Utah 84111

In the case of Biored to:

Biored, N.V. 111

De Tyrasiaan

1120 Brussels, Belgium

or to such other address as may be given by notice as provided herein.

(c)

Entire Agreement; Amendment.  This Agreement and the related documents and instruments called for herein comprise the entire agreements of the parties and may not be amended or modified, except by written agreement of the parties.  No provision of the aforementioned agreements may be waived, except in writing, and only in the specific instance and for the specific purposes for which given.

(d)

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when fully and properly executed, shall be deemed to be an original.  Facsimile or other electronic signatures shall be valid as original signatures.

(e)

Survival of Representations and Warranties.  All representations, warranties, agreements, covenants and obligations herein shall be deemed to have been relied upon by the other party and shall survive the execution hereof for a period of two (2) years.

(f)

Headings.  The underlined paragraph and subparagraph headings used in this Agreement are for convenient reference only and are not intended to affect the meaning or construction of any provision of this Agreement.

(g)

Default and Remedies.  If any party defaults in the performance of any term, covenant, condition or obligation under this Agreement, the non-defaulting party may pursue any and all remedies available to such party.  The rights and remedies provided herein are cumulative and not exclusive of any other right or remedy provided by law.

(h)

Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforcement of any such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(i)

Attorneys Fees.  In the event it is necessary for any party hereto to institute a proceeding in connection with this Agreement or breach thereof, the prevailing party in such proceeding shall be entitled to reimbursement for its reasonable legal costs, expenses and attorneys fees incurred, including fees incurred on any appeal or review.

(j)

Gender.  In construing this instrument and whenever the context hereof so requires, the masculine gender includes the feminine and neuter and the singular includes the plural.

(k)

Finder’s Fee.  None of the parties has entered into any contract with any person or entity providing for a finder's fee or brokerage fee or other commission to be paid by any party in connection with or related to this Agreement. Each party hereto agrees to indemnify and hold the other harmless against any claim or demand for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of that party, and to bear the cost of attorneys’ fees incurred by the other in defending any such claim.

(l)

Utah Law. This Agreement shall be interpreted in accordance with the laws of the State of Utah.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement on the date set forth above.

SELLER:

PURCHASER:

Gulf & Orient Steamship Company,

Biored, N.V.

Ltd.

By:  /s/ Michael Vardakis

By:  /s/ Ama Cloof

Michael Vardakis, President

Its: President__________________

EXHIBIT A

SHARE EXCHANGE AGREEMENT

[to be attached]

AGRS\2668